Exhibit 99.1

RRD ADOPTS STOCKHOLDER RIGHTS PLAN

CHICAGO, Ill., August 28, 2019—R. R. Donnelley & Sons Company (NYSE: RRD) (“RRD”) today announced that its Board of Directors (the “Board”) has adopted a stockholder rights plan (the “Rights Plan”).

The Rights Plan does not prevent any action the Board determines to be in the best interest of the Company and its stockholders.

RRD’s Chairman of the Board, John C. Pope, stated: “The Board believes that given current circumstances, it is in the best interests of stockholders that no one person or group acquire undue influence or control through purchases of RRD stock.”

Pursuant to the Rights Plan, one preferred stock purchase right will be distributed as a dividend on each share of the Company’s common stock held of record as of the close of business on September 9, 2019.

Each right initially will entitle stockholders to buy a unit representing one one-thousandth of a share of a new series of preferred stock of the Company for $12. The rights generally will be exercisable only if a person or group acquires beneficial ownership (including through derivatives) of 10% (or 20% for certain passive institutional investors) or more of the Company’s common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 10% or more of the Company’s common stock. If a person or group acquires beneficial ownership of 10% (or 20% for certain passive institutional investors) or more of the Company’s common stock, each right (other than rights held by the acquiror) will, unless the rights are redeemed by the Company, become exercisable upon payment of the exercise price of $12 for common stock of the Company having a market value of twice the exercise price of the right.

The rights may be redeemed by the Company for $0.001 per right at any time until the tenth business day following the first public announcement of the acquisition of beneficial ownership of 10% (or 20% for certain passive institutional investors) or more of the Company’s common stock.

The Rights Plan exempts any person or group owning 10% (or 20% for certain passive institutional investors) or more of the Company’s common stock as of the time of the first public announcement of the Rights Plan, but such person or group may not become the beneficial owner of any additional shares of common stock without triggering the Rights Plan.

Under the terms of the Rights Plan, the rights will expire on August 28, 2020, unless the rights are earlier redeemed, exchanged or terminated

Details about the Rights Plan will be contained in a current report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission.

Use of forward-looking statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the SEC. RRD disclaims any obligation to update or revise any forward-looking statements.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With more than 50,000 clients and 39,500 employees across 34 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

For more information, visit the Company’s web site at www.rrd.com.

Investor Contact:

Brian Feeney, Senior Vice President, Investor Relations

Telephone: 630-322-6908

E-mail: brian.feeney@rrd.com